UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

On December 31, 2005, the Board of Directors approved new compensation arrangements for outside members of the Board.  The new arrangements followed recommendations made by an outside consulting firm retained by the Board’s Human Resources and Compensation Committee to review compensation programs for outside directors.   Under the new arrangements,  which go into effect at this time, directors will be paid a retainer at the rate of $3,750 quarterly and meeting fees of $1,000 for each meeting of the Board or committee thereof attended.  The chairperson of the Audit Committee will be paid an additional retainer at the rate of $1,250 quarterly and the chairpersons of the Human Resources and Compensation Committee and the Nominating Committee will be paid an additional retainer at the rate of $625 quarterly.

The outside consultant also recommended that the existing equity component of the outside Director’s compensation, which has consisted of an annual grant of options to acquire 2,000 shares of stock, be changed to an annual award of shares valued at $12,500.  A proposal to effect this recommended change will be submitted to stockholders at next year’s annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 19, 2005	By:	/s/ Brian Cahill
Brian Cahill
Vice President and Chief Financial Officer